UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Superconductor Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

SUPPLEMENT TO PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Tuesday, August 2, 2022

American Superconductor Corporation, or AMSC, is filing the information contained herein to supplement the definitive proxy statement, or Proxy Statement, of AMSC filed with the Securities and Exchange Commission, or SEC, on June 23, 2022 in connection with AMSC’s 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held on Tuesday, August 2, 2022.

Appointment of Proxy Solicitor

AMSC has retained Morrow Sodali LLC, or Morrow Sodali, to aid in the solicitation of proxies for the Annual Meeting. Morrow Sodali may solicit proxies personally, electronically, by mail or by telephone. Morrow Sodali’s fees for this solicitation are not expected to exceed $15,000. AMSC has agreed to reimburse Morrow Sodali for its reasonable out-of-pocket expenses incurred in connection with the solicitation.